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                                                                    EXHIBIT 5(A)
                                 April 18, 1995
Science Applications
  International Corporation
10260 Campus Point Drive
San Diego, CA 92121

Gentlemen:

    I am the Corporate Vice President and General Counsel of Science Applications International Corporation (the "Company"). As such, I have acted as your counsel in connection with the Prospectus of the Company covering the offer and sale by (i) the Company of up to 33,773,500 shares of its Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") (the shares of Class A Common Stock being offered by the Company are hereinafter referred to as the "Company Shares"), which may be offered and sold directly by the Company, sold by stockholders through the limited market maintained by Bull, Inc. (the sale of which may be attributed to the Company), or issued pursuant to the Company's existing stock option plans, the proposed stock option plan and the employee stock purchase plan being presented to stockholders for approval at the annual meeting (the "1995 Stock Option Plan and the "1995 Employee Stock Purchase Plan," respectively) and the Company's or its subsidiaries' other employee benefits plans (all such plans are hereinafter referred to collectively as the "Employee Plans"), and (ii) the Selling Stockholders (as defined in the Prospectus) of up to an aggregate of 226,500 shares of Class A Common Stock (the "Selling Stockholder Shares"). The Company Shares and the Selling Stockholder Shares are being offered pursuant to a Prospectus which constitutes a part of the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on April 18, 1995 under the Securities Act of 1933, as amended (the "Securities Act").

    I am generally familiar with the affairs of the Company. In addition, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Restated Certificate of Incorporation and Bylaws of the Company as currently in effect, (iii) resolutions adopted by the Board of Directors and the Operating Committee thereof relating to the filing of the Registration Statement and the issuance of the Company Shares thereunder, (iv) the Employee Plans and (v) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies.

    Based upon and subject to the foregoing, I am of the opinion that:

        1. The Company Shares that are being offered and sold directly by the Company have been duly authorized for issuance and when certificates therefor have been duly executed, delivered and paid for, will be legally issued, fully paid and nonassessable.

        2. Any shares of Class A Common Stock sold by stockholders through the limited market maintained by Bull, Inc. which are attributed to the Company have been duly authorized for issuance and legally issued and are fully paid and nonassessable.

        3. The Company Shares that are being issued pursuant to the Employee Plans have been duly authorized for issuance (with respect to the 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan, subject to approval by stockholders at the annual meeting), and when certificates therefor have been duly executed, delivered and paid for in accordance with the terms of the Employee Plans, will be legally issued, fully paid and nonassessable.

        4. The Selling Stockholder Shares have been duly authorized and are legally issued, fully paid and nonassessable.
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    I hereby consent to the use of  my name in the Registration Statement  under the caption "Legal Opinion" and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                              [SIG]

                                          Douglas E. Scott
                                          Corporate Vice President
                                          and General Counsel

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